Exhibit 10.3

SUPPLEMENT
TO
FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
EVERCORE LP
This Supplement (the “Supplement”) to the Fourth Amended and Restated Limited Partnership Agreement, dated as of August 3, 2014 and effective as of and conditioned upon the Closing (as defined therein) (the “Existing Partnership Agreement” and collectively with the Supplement, as amended, supplemented or modified from time to time, the “Partnership Agreement”), of Evercore LP, a Delaware limited partnership (the “Partnership”), by and among Evercore Partners Inc., a Delaware corporation, as general partner of the Partnership (the “General Partner”), and the Limited Partners (as defined therein) of the Partnership, is made of the 3rd day of August, 2014. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Existing Partnership Agreement.
W I T N E S S E T H
WHEREAS, the General Partner desires to amend and supplement the Existing Partnership Agreement to reflect the issuance of certain additional Class E Units, Class G Interests and Class H Interests, in each case, subject to certain specified terms and conditions as expressly set forth herein, pursuant to the Contribution and Exchange Agreement, dated as of August 3, 2014 (as amended from time to time, the “IE Exchange Agreement”), by and among the Partnership, the General Partner and the holders listed on Annex A thereto;
WHEREAS, this Supplement is adopted pursuant to Sections 7.01 and 11.12(a) of the Existing Partnership Agreement and the General Partner has determined that this Supplement is necessary and appropriate in connection with the authorization and issuance of the additional Class E Units, Class G Interests and Class H Interests;
NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree, effective, as of and conditioned upon the occurrence of, the IE Closing (as defined below), to amend and supplement the Existing Partnership Agreement as follows:

1)	Definitions. Article I of the Existing Partnership agreement is hereby amended by:

(i)	replacing the definition of “Cause” in its entirety with the following:
“Cause ” means: (i) with respect to a ISI Partner who is party to an Employment Letter Agreement, the meaning set forth therein; (ii) with respect to all other ISI Partners, the meaning set forth in the Confidentiality, Non Solicitation and Proprietary Information Agreement between such ISI Partner and Evercore Partners Services East L.L.C.; and (iii) with respect to an IE Partner, the meaning set forth in the Confidentiality, Non Solicitation and Proprietary Information Agreement between such IE Partner and Evercore Partners Services East L.L.C.

(ii)	adding the following definitions in proper alphabetical order:
“Award Agreement”, “Award Agreement Class A Units” and “BD Investco” have the respective meanings set forth in the IE Exchange Agreement.
“IE Closing” and “IE Closing Date” have the respective meanings ascribed to the terms “Closing” and “Closing Date” in the IE Exchange Agreement.
“IE Award Agreement Class E Units” means the IE 2015 Award Agreement Class E Units and the IE 2016 Award Agreement Class E Units.
“IE 2015 Award Agreement Class E Units” means the unvested Class E Units distributed to IE Partners on the IE Closing Date, in accordance with the IE Exchange Agreement, in exchange for Award Agreement Class A Units of BD Investco that were subject to forfeiture provisions through July 1, 2015 pursuant to an Award Agreement.
“IE 2016 Award Agreement Class E Units” means the unvested Class E Units distributed to IE Partners on the IE Closing Date, in accordance with the IE Exchange Agreement, in exchange for Award Agreement Class A Units of BD Investco that were subject to forfeiture provisions through July 1, 2016 pursuant to an Award Agreement.
“IE Class E Units” means the Class E Units distributed to the IE Partners on the IE Closing Date, in accordance with the IE Exchange Agreement.
“IE Class G Interests” means the Class G Interests distributed to the IE Partners on the IE Closing Date, in accordance with the IE Exchange Agreement.
“IE Class H Interests” means the Class H Interests distributed to the IE Partners on the IE Closing Date, in accordance with the IE Exchange Agreement.
“IE Exchange Agreement” means the Contribution and Exchange Agreement, dated as of August 3, 2014 by and among the Partnership, the General Partner and the holders listed on Annex A thereto.
“IE Partners” means those persons who were distributed Class E Units, Class G Interests or Class H Interests on the IE Closing Date, in accordance with the IE Exchange Agreement.
“Non-Employed IE Partner” at any time means an IE Partner who is not at that time employed by the General Partner, the Partnership or any of its applicable subsidiaries.

2)	Additional Tax Distributions. Section 4.01(c)(i) of the Existing Partnership Agreement is hereby amended by adding the words “and IE Partner” after “ISI Partner” in the first line thereof.

3)	Treatment of IE Award Agreement Class E Units.

(i)	Section 4.01 of the Existing Partnership Agreement is hereby amended by adding the following as new Section 4.01(d):

(d)
Notwithstanding anything to the contrary in this Agreement, the IE Award Agreement Class E Units shall not be considered issued and outstanding for the purposes of Sections 4.01(b) or 4.01(c) above, and shall be disregarded for purposes of all calculations and distributions thereunder, until the earlier of (a) the date on which a duly and timely filed election under Section 83(b) becomes effective with respect to such Units and (b) the date such Units become Vested Units hereunder.

(ii)	Article V of the Existing Partnership Agreement is hereby amended by adding the following as new Section 5.11:
Section 5.11. Treatment of IE Award Agreement Class E Units. Notwithstanding anything to the contrary in this Agreement, the IE Award Agreement Class E Units shall not be considered issued and outstanding for the purposes of Sections 5.01, 5.03, 5.04, 5.05, 5.06 or 5.08 of this Agreement, and shall be disregarded for purposes of all calculations and allocations thereunder, until the earlier of (a) the date on which a duly and timely filed election under Section 83(b) becomes effective with respect to such Units and (b) the date such Units become Vested Units hereunder.

4)	Vesting. Section 8.01 of the Existing Partnership Agreement is hereby amended by:

(i)	deleting the word “and” at the end of Section 8.01(d)(iii), renumbering clause (iv) of Section 8.01(d) as clause (vii) and adding the following as new Sections 8.01(d)(iv), (iv) and (vi):

(iv)
All of the IE Class E Units delivered on the IE Closing Date (other than the IE Award Agreement Class E Units) shall vest and thereafter be Vested Units for all purposes of the Partnership Agreement upon the IE Closing;

(v)	The IE 2015 Award Agreement Class E Units delivered on the IE Closing Date shall vest and thereafter be Vested Units for all purposes of the Partnership Agreement on July 1, 2015;

(vi)	The IE 2016 Award Agreement Class E Units delivered on the IE Closing Date shall vest and thereafter be Vested Units for all purposes of the Partnership Agreement on July 1, 2016; and

(ii)	deleting the word “and” at the end of Section 8.01(e)(i), replacing the period at the end of Section 8.01(e)(ii) with “; and” and adding the following as new Section 8.01(e)(iii):

(iii)
All of the IE Class G Interests delivered on the IE Closing Date shall vest and thereafter be Vested Interests for all purposes of the Partnership Agreement upon the IE Closing, until they are converted into Class E Units as set forth herein.

(iii)	deleting the word “and” at the end of Section 8.01(f)(i), replacing the period at the end of Section 8.01(f)(ii) with “; and” and adding the following as new Section 8.01(f)(iii):

(iii)
All of the IE Class H Interests delivered on the IE Closing Date shall vest and thereafter be Vested Interests for all purposes of the Partnership Agreement upon the IE Closing, until they are converted into Class E Units as set forth herein.

(iv)	adding the following as new Sections 8.01(h) and 8.01(i):

(h)
The acceleration of vesting and conversion of Units and Interests following an Acceleration Trigger Event pursuant to Section 8.01(g) shall apply to Units and Interests held by IE Partners only upon the approval of at least 50% of the Class G Interests and Class H Interests held by all IE Partners, in which case, concurrently with any acceleration of vesting and conversion of Units and Interests held by ISI Partners pursuant to Section 8.01(g):

(i)
each IE Partner’s IE Award Agreement Class E Units shall immediately be deemed Vested Class E Units for all purposes of this Agreement and each IE Partner’s Class E Units and IE Award Agreement Class E Units shall immediately be exchangeable on an Exchange Date following such acceleration (subject, however, to the same limitations and conditions on exchange set forth in Section 8.03); and

(ii)
each IE Partner’s Class G Interests and Class H Interests shall immediately convert into a number of Class E Units, if any, equal to (i) the number of such Class G Interests and Class H Interests, as the case may be, multiplied by (ii) the applicable Early Conversion Ratio, with such Class E Units being deemed Vested Units immediately upon conversion for all purposes of this Agreement (subject, however, to the same limitations and conditions on exchange set forth in Section 8.03).

(i)
In the event of a redemption of Class E Units held by ISI Partners following an Acceleration Trigger Event, the Partnership shall also offer to redeem from each IE Partner the Class E Units for which vesting or conversion was accelerated pursuant to Section 8.01(h) for the same redemption price as the ISI Holders.

5)
Forfeiture of Units; Treatment Upon Termination. Section 8.02 of the Existing Partnership Agreement is hereby amended by deleting the word “and” at the end of Section 8.02(a)(iii), replacing the period at the end of Section 8.02(a)(iv) with “;” and adding the following as new Sections 8.02(a)(v) and (vi):

v)
If the employment of any IE Partner by the General Partner, the Partnership or any of its affiliates, as applicable, terminates for any reason other than in an IE Qualifying Termination, such IE Partner’s IE Award Agreement Class E Units that are Unvested Units at the time of termination shall be immediately forfeited without any consideration, and such IE Partner shall cease to own or have any rights with respect to such Unvested Units; and

vi)
if the employment of any IE Partner by the General Partner, the Partnership or any of its subsidiaries, as applicable, is terminated without Cause or due to such IE Partner’s death or Disability (an “IE Qualifying Termination”), then such IE Partner’s IE Award Agreement Class E Units that are Unvested Units shall immediately be deemed Vested Units for all purposes of this Agreement and all of such IE Partner’s Class E Units shall immediately be exchangeable on an Exchange Date following such IE Qualifying Termination (subject, however, to the same limitations and conditions on exchange set forth in Section 8.03).

6)	Limited Partner Transfers. Section 8.03 of the Existing Partnership Agreement is hereby amended by:

i)	deleting the word “and” at the end of Section 8.03(d)(i)(e), renumbering clause (f) of Section 8.03(d)(i) as clause (j) and adding the following as new Sections 8.03(d)(i)(f)-(i):

(f)	40% of the IE Class E Units delivered to each IE Partner on the IE Closing Date may be exchanged into shares of Class A Common Stock only on an Exchange Date following the IE Closing;

(g)
20% of the IE Class E Units delivered to each IE Partner on the IE Closing Date may be exchanged into shares of Class A Common Stock only on an Exchange Date following the first anniversary date of the IE Closing;

(h)
20% of the IE Class E Units delivered to each IE Partner on the IE Closing Date may be exchanged into shares of Class A Common Stock only on an Exchange Date following the second anniversary date of the IE Closing;

(i)
20% of the IE Class E Units delivered to each IE Partner on the IE Closing Date may be exchanged into shares of Class A Common Stock only on an Exchange Date following the third anniversary date of the IE Closing; and

ii)	adding the following as new Sections 8.03(d)(vi) and (v):

(vi)
Notwithstanding Section 8.03(d)(i), no IE Award Agreement Class E Unit may be exchanged into shares of Class A Common Stock until the first Exchange Date following the date on which it becomes a Vested Unit, and to the extent that an IE Partner holds fewer Vested Class E Units than would otherwise become exercisable on a date specified in Section 8.03(d)(i)(f)-(i), then the exercisability date shall be delayed accordingly.

(v)
If the employment of any IE Partner by the General Partner, the Partnership or any of its subsidiaries, as applicable, terminates for any reason (including, without limitation, termination for Cause or voluntary termination by such IE Partner) other than in an IE Qualifying Termination, then, notwithstanding Section 8.03(d)(i), all Class E Units held by such IE Partner at the time of such termination (including any Class E Units that are delivered to such IE Partner upon acceleration of conversion of Class G and Class H Interests under Section 8.02(a)(iv)) may be exchanged into shares of Class A Common Stock only on an Exchange Date following the seventh anniversary date of the IE Closing; notwithstanding the foregoing, in the case of an IE Partner’s voluntary resignation of employment between the 6-month and 24-month anniversaries of the IE Closing, such IE Partner shall be eligible to exchange such Class E Units into shares of Class A Common Stock on the same schedule that would have applied had the IE Partner remained employed with the General Partner, the Partnership or any of its subsidiaries, as applicable, through the applicable Exchange Date, provided that such IE Partner has, as of such Exchange Date, fulfilled (to the satisfaction of the Partnership) notice and all other applicable requirements under such IE Partner’s Confidentiality, Non-Solicitation and Proprietary Information Agreement.

7)	Mandatory Exchange for IE Partners. Article VIII of the Existing Partnership Agreement is hereby amended by adding the following as new Section 8.13:
8.13 Mandatory Exchange for IE Partners. Notwithstanding anything to the contrary in Section 8.03, the General Partner shall have the right, in its sole discretion, whether or not on an Exchange Date, to cause all of the Class E Units held by any Non-Employed IE Partner to be exchanged for shares of Class A Common Stock if, at that time:

(a)
the General Partner reasonably believes that such Non-Employed IE Partner is competing with, or is employed by or providing services to an entity that is competing with, any business conducted by the General Partner, the Partnership or any of its subsidiaries;

(b)	the employment of the IE Partner by the General Partner, the Partnership or any of its subsidiaries, as applicable, has been terminated for Cause;

(c)	the Non-Employed IE Partner holds less than 15% of the Class E Units previously delivered to such IE Partner;

(d)
all Class E Units held by IE Partners are held by Non-Employed IE Partners; provided, that in the case of this clause (c) the right to cause an exchange shall not apply to an IE Partner whose termination of employment was, in the reasonable judgment of the General Partner, due to retirement and who is not competing with, or employed by or providing services to an entity that is competing with, any business conducted by the General Partner, the Partnership or any of its subsidiaries; or

(e)
all IE Partners in the aggregate hold less than 15% of the Class E Units previously delivered to all IE Partners in the aggregate; provided, that in the case of this clause (d) the right to cause an exchange shall not apply to an IE Partner whose termination of employment was, in the reasonable judgment of the General Partner, due to retirement and who is not competing with, or employed by or providing services to an entity that is competing with, any business conducted by the General Partner, the Partnership or any of its subsidiaries.

8)
Continuation of Partnership Agreement. The Existing Partnership Agreement and this Supplement shall be read together and shall have the same force and effect as if the provisions of the Existing Partnership Agreement and this Supplement were contained in one document. Except as expressly amended or supplemented by this Supplement, the provisions of the Existing Partnership Agreement as in effect immediately prior to the execution hereof shall remain in full force and effect.

9)	Admission of Limited Partners. Section 11.19 of the Existing Partnership Agreement is hereby amended by adding the following after the first sentence thereof:
On the IE Closing Date, each IE Partner will be admitted to the Partnership as a Limited Partner with respect to the Class E Units, Class G Interests and Class H Interests held by such IE Partner and the books and records of the Partnership shall be amended to reflect the issuance of Class E Units, Class G Interests and Class H Interests, to list the Class E Units,

Class G Interests and Class H Interests as Vested and reflect the admission of each IE Partner as a Limited Partner (subject in all cases to the provisions of this Agreement, including without limitation Section 11.12(c)).

10)	Miscellaneous.

(a)
This Supplement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

(b)	This Supplement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(c)
If any term or other provision of this Supplement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Supplement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Supplement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11)
Effectiveness. This Supplement, and the amendment of the Existing Partnership Agreement effected hereby, shall take effect immediately, and without any further action by any Person, only upon the IE Closing. Prior to the IE Closing, the Existing Partnership, if effective, shall remain in effect in accordance with its terms. Any IE Partner that does not receive Class E Units, Class G Interests or Class H Interests in the IE Closing shall automatically cease to be a party hereto with no continuing liability or rights hereunder.

IN WITNESS WHEREOF, the parties hereto have entered into this Supplement or have caused this Supplement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

LIMITED PARTNERS:

By: Evercore Partners Inc.,
as attorney-in-fact for the Limited Partners

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer
[Signature Page to the Limited Partnership Agreement Supplement]

The undersigned hereby enters into and agrees to be bound by the terms of the Fourth Amended and Restated Limited Partnership Agreement of Evercore LP, as amended by this Supplement thereto, in its capacity as a limited partner of Evercore LP, effective as of the IE Closing Date.

/s/ James Birle, Jr.	/s/ Terri Fortuna
James Birle, Jr.	Terri Fortuna

/s/ Jordan Webb	/s/ Stewart Kirk Materne III
Jordan Webb	Stewart Kirk Materne III

/s/ Charles Myers	/s/ John Pancari
Charles Myers	John Pancari

/s/ Angela Dalton	/s/ Jonathan Schildkraut
Angela Dalton	Jonathan Schildkraut

/s/ Edwin Roseberry	/s/ Bradley Ball
Edwin Roseberry	Bradley Ball

/s/ Scott Barishaw	/s/ Robert Manning
Scott Barishaw	Robert Manning

/s/ David Togut	/s/ Andrew Crossfield
David Togut	Andrew Crossfield

/s/ Kenneth Sena	/s/ Patrick Marvin
Kenneth Sena	Patrick Marvin

/s/ Jonathan Chappell	/s/ Sheila McGrath
Jonathan Chappell	Sheila McGrath

/s/ Christopher Allen	/s/ Douglas Arthur
Christopher Allen	Douglas Arthur
[Signature Page to the Limited Partnership Agreement Supplement]

/s/ Robert Cihra	/s/ Douglas DePietro
Robert Cihra	Douglas DePietro

/s/ Vinay Misquith	/s/ Ashley Griffith
Vinay Misquith	Ashley Griffith

/s/ Duane Pfennigwerth	/s/ Gregory Spano
Duane Pfennigwerth	Gregory Spano

/s/ James Byrnes	/s/ Greg Smiechowski
James Byrnes	Greg Smiechowski
[Signature Page to the Limited Partnership Agreement Supplement]